CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

$2,000,000.00                                    September 17, 2015

FOR VALUE RECEIVED, Calpian, Inc., a Texas corporation (the “Company”), hereby promises to pay Hall Phoenix/Inwood, Ltd. (the “Lender”), the principal sum of Two Million Dollars ($2,000,000.00), with simple interest on the outstanding principal amount at the rate of ten percent (10%) per annum, provided that in no event shall the interest rate be less than the minimum rate of interest required in order to avoid the imputation of interest for federal income tax purposes. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. This Note is issued pursuant to that certain Loan and Security Agreement dated effective as of September 17, 2015 between the Company and the Lender (the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement, including provisions for Next Equity Financing, Maturity, Change of Control and Voluntary conversion mechanisms.  Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.    Maturity. Unless earlier converted into Equity Securities pursuant to Section 2.2 of, the Purchase Agreement, the outstanding principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after the Maturity Date.

2.    Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to accrued interest due and payable and any remainder applied to principal.

3.    Pre-Payment. Prepayment of principal, together with accrued interest, may not be made prior to the Maturity Date without the Lender’s consent.  If pre-payment is consented to by the Lender it will be without any prepayment penalties and interest will no longer continue to accrue on any prepaid principal amounts after such pre-payments. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

4.    Successors and Assigns.  This Note applies to, inures to the benefit of and binds the successors and assigns of the parties hereto.  Notwithstanding the forgoing, any transfer of this Note may be affected only in accordance with the Purchase Agreement. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note and in the Purchase Agreement, and agrees to comply with all such terms and conditions for the benefit of the Company.

5.    Titles and Subtitles.  The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

6.    Amendments and Waivers; Resolutions of Dispute; Notice.  The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement. This Note is a novation of any and all prior agreements between the parties with regard to the subjects hereof.

7.    Severability.  If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.    Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CALPIAN, INC.

By:    /s/ Harold Montgomery______________
Harold Montgomery, CEO

HALL PHOENIX/INWOOD, LTD.
By:    Phoenix Inwood Corporation, General Partner

By:    /s/ Bryan Tolbert___________________
Bryan Tolbert, Vice President of Finance